Exhibit 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8s: Numbers 33-17247, 33-17248, 33-17249, 33-26875,
33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241,
33-74068, 33-74066, 33-91658, 333-00475, 333-03237, 33-75684, 33-80834,
33-93372, 333-09633, 333-09637, and 333-09655) pertaining to the CUC
International Inc. 1985 Non-Qualified Stock Option Plan, the CUC International Inc. 1985 Incentive Stock Option Plan, the CUC International Inc. 1987 Performance Share Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1987 Stock Option Plan as amended, the CUC International Inc. 1990 Directors' Stock Option Plan, the Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended, the CUC International Inc. 1992 Directors Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1992 Employee Stock Option Plan as amended, the CUC International Inc. 1994 Employee Stock Purchase Plan, the CUC International Inc. Employee Stock Purchase Plan as amended, the CUC International Inc. Savings Incentive Plan, the CUC International Inc. 1994 Directors Stock Option Plan, the Sierra On-Line, Inc. 1987 Stock Option Plan, the Sierra On-Line, Inc. 1995 Stock Option and Award Plan and the Papyrus Design Group Inc. 1992 Stock Option Plan, respectively, and in the Registration Statements (Form S-3s: Numbers 33-30306, 33-47271, 33-58598, 33-63237 and
33-95126) and in the Registration Statements (Form S-4s: Numbers 33-64801, 333-06627, 333-06559, and 333-07171) of our reports dated February 2, 1996 and
December 5, 1994 related to the consolidated financial statements of Ideon Group, Inc. which appears in the Current Report on Form 8-K of CUC International Inc. filed with the Securities and Exchange Commission on or about September 12, 1996.


PRICE WATERHOUSE LLP
Tampa, Florida

September 12, 1996